CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
Exhibit 10.35
MASTER MANUFACTURING AGREEMENT
This MANUFACTURING AGREEMENT (this “Agreement”), dated as of October 1st, 2005 (the “Effective Date”), by and between Flextronics (Israel) Ltd. a company organized under the laws of the State of Israel (“FLEXTRONICS”) having its principal place of business at Migdal-Haemek, P.O.B 867 Israel and Veraz Networks, Ltd a private company organized under the laws of the State of Israel (“Veraz”) having its principal place of business at 30 Hasivim Street, Petah Tikva 49133, Israel.
WITNESSETH:
WHEREAS, FLEXTRONICS is a manufacturer of mechanic equipment, and performs manufacturing, assembly, integration and packaging of such equipment;
WHEREAS, Veraz among others, develops, designs and sells equipment that enables the transmission of voice and data communications using the Internet Protocol (“VoIP Equipment”) worldwide; and
WHEREAS, the parties hereto are interested to enter into this Agreement whereby FLEXTRONICS will manufacture, assemble, and perform integration and packaging for Veraz of the VoIP Equipment, in accordance with the terms and conditions of this Agreement;
NOW, THEREFORE, in consideration for their mutual promises and undertakings and other valuable consideration, the sufficiency of which is acknowledged by the parties, the parties hereby agree as follows:
1. Manufacture and Sale, and Purchase
1.1 During the term of this Agreement, and subject to the terms and conditions set forth herein, FLEXTRONICS shall manufacture and sell to Veraz, and Veraz may purchase from FLEXTRONICS, the VoIP Equipment listed in Exhibit 1.1 attached hereto, together with VoIP spare parts, components and accessories as Veraz may choose to purchase and which will be manufactured by FLEXTRONICS (individually, a “Product”, and collectively, the “Products”).
1.2 The terms and conditions of this Agreement shall govern the manufacture, assembly, and perform integration and packaging of any Product delivered by FLEXTRONICS to Veraz pursuant to a purchase order which shall be submitted by Veraz as detailed below in section 6 (“Purchase Order”), each of which shall be deemed a part of this Agreement.
1.3 Nothing in this Agreement shall limit, restrict or otherwise prevent Veraz from purchasing from any third parties any products or services, including without limitation any products or services that may be identical to, or have the same or substantially similar functions or features to the Products that are identified on Exhibit 1.1.
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
2. Product Forecast
Once every two weeks, during this Agreement, Veraz will provide FLEXTRONICS with a six (6) month rolling Product forecast (each a “Forecast”), of which the forecast for the first three (3) months of such 6-month period shall be binding and the forecast for the following three (3) months shall be a non-binding description of Veraz’s good faith expectations of the number of Products it intends to purchase from FLEXTRONICS during such period, in the form attached as Exhibit 2. Subject to the provisions of Sections 3 and 6.8.2-6.8.4 below, all commitments made by Veraz for the purchase of Products as indicated in the binding portion of each Forecast shall be made only upon submission by Veraz of Purchase Orders to FLEXTRONICS pursuant to Section 6. FLEXTRONICS should either object or accept in writing each Forecast within five (5) days of the date of Veraz’s submission of the Forecast, and it may only object on grounds that the Forecast is not in accordance with the terms of this Agreement. If FLEXTRONICS objects to any Forecast, as aforesaid, it will provide all relevant details to Veraz regarding its objection, and the parties will work in good faith to resolve such objection in a prompt and reasonable manner to meet the potential needs of Veraz to its customers with respect to the supply of Products.
3. Materials Procurement
FLEXTRONICS shall purchase at its own expense, or source from its inventory sufficient components and raw materials required to provide the Products (“Materials”), using the Materials Procurement and Control Procedure, set forth in this Section 3 below, to meet the requirements of (a) the outstanding Purchase Orders and (b) the binding portion of the Forecast (including without limitation, ordering or otherwise committing to suppliers in respect of long lead items “LLI”) (the outstanding Purchase Orders together with the Forecast will be hereinafter defined as the “Demand”); provided, however, that (i) any purchase of Materials by FLEXTRONICS is subject to this section; (ii) Veraz may, at its sole option, require FLEXTRONICS to purchase any such Materials at a price to be determined by Veraz from any vendor and/or upon any terms and conditions as directed by Veraz subject to section 9;.
Veraz may, at any time, with a prior written notice of 30 days in advance, notify FLEXTRONICS, with respect to any Materials, that Veraz will purchase any such Materials instead of FLEXTRONICS. If Veraz exercise its right as set forth in the preceding sentence, then the following shall apply:
(i)___ FLEXTRONICS shall immediately cease purchasing any Materials which Veraz has notified FLEXTRONICS that it will purchase such Materials on its own account;
(ii) FLEXTRONICS shall place an order to Veraz in accordance with this section;
(iii) It will be Veraz’s responsibility to deliver such Materials purchased by itself to FLEXTRONICS’ premises, set forth in the preamble of this Agreement;
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
(iv) Any delay of delivery of Materials to FLEXTRONICS, due to Veraz’s exercise of said right, shall be Veraz responsibility.
(v)If FLEXTRONICS has reasonable ground to assume that the costs of such Materials are un-reasonable, FLEXTRONICS shall have the right to ask from Veraz for documentation showing the costs of such specific Materials.
Any purchase of Materials by FLEXTRONICS pursuant to the above said will be in the amount of the last agreed price list for each item + [*]%.
3.1. Materials Procurement
3.1.1 Based on each Demand, FLEXTRONICS shall prepare an “MRP” run within four (4) working days from Forecast receipt. Based on the MRP run, FLEXTRONICS will submit to Veraz, for its information, a report with components and parts identified with catalog numbers and the quantities that FLEXTRONICS plans to acquire or to cancel or de-expedite pursuant to the “MRP” run (the “Components and Parts Report”) FLEXTRONICS shall include on the Components and Parts Report the purchase value of the MRP run. Without the need for further actions from Veraz, FLEXTRONICS shall proceed promptly to perform the activities set out in such MRP run.
3.1.2 Veraz may, at no charge, and without incurring any liability cancel delivery of all Products or component as per the Components Cancellation Window Exhibit 3.1.2 (as such term is defined in section 3.1.3 below). Cancellation by Veraz, done less than the periods set forth in the Components Cancellation Window may be subject to cancellation charges which in no event be higher than the documented payment made by FLEXTRONICS as a result of such cancellation, to any third party provider of the components subject to the cancellation as aforesaid. The foregoing (i.e. payment of cancellation charge) shall not apply if Veraz has ordered thereafter Products from the cancelled Purchase Orders. FLEXTRONICS will confirm in writing within 4 days upon receipt of any request for cancellation as aforesaid, provided that Veraz will verify upon delivery of such notification that such notification has been received by FLEXTRONICS. However, if FLEXTRONICS indeed received the notification and failed to confirm it within the above period it will be deemed to have received the notification.
3.1.3 FLEXTRONICS will submit to Veraz, once a quarter for Veraz’s written approval, an update for the Components Cancellation Window (Exhibit 3.1.2) detailing the components cancellation windows i.e. a period of days before the delivery date of each Item, if applicable, in which period the purchase order to the supplier of such item cannot be cancelled without any fees or penalties, (the “Components Cancellation Window ”).
3.1.4 Upon execution of this Agreement, FLEXTRONICS will submit to Veraz a report listing components and parts with long lead time items – LLI Materials (as defined below) greater than 60 days (the “LLI Report”), attached hereto as Exhibit 3.1.4.The LLI Report will be updated from time to time
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
by FLEXTRONICS, subject to Veraz’s prior written approval. “LLI Materials” shall mean those Materials with delivery dates exceeding 60 days from the date of the applicable purchase orders. In each instance whereby FLEXTRONICS intends to place a purchase order for LLI Materials, it shall obtain Veraz’s prior written approval before proceeding to do so.
3.1.5 If FLEXTRONICS will be required to purchase Materials (as defined in section 3 above), in excess than the quantity required by Veraz in its Demand, due to minimum order items/economic order items (hereinafter: “Minimum Order Items”), then FLEXTRONICS will submit to Veraz the Minimum Order Items for Veraz prior written approval, only if the value is more than USD$ 500. For the removal of doubt, in the absence of such written approval, Veraz will have no liability what so ever with respect to such Items in the Minimum Order Items in excess of USD$500 per purchase.
3.1.6 FLEXTRONICS shall be responsible for any purchases of excess accessories and components that are: (a) not included in the binding portion of a Forecast; or (b) not in accordance with section 3.1.2, 3.1.3, 3.1.4 and 3.1.5; and/or (c) not as per section 7.3 of this agreement.
3.2 Sub-Assembly Control Procedures
FLEXTRONICS will submit to Veraz on the fifteen day (15) of any calendar month a report with subassemblies identified with catalog numbers and the quantities that FLEXTRONICS plans to assemble during the next calendar month, for each week, at the production floor on the basis of the latest binding portion of the Forecast and Purchase Orders provided by Veraz (the “Subassemblies Report”). By the first day of each calendar month, Veraz will provide an approval for the last 2 weeks of the current calendar month. By the 15th of each calendar month, Veraz will provide an approval for the first 2 weeks of the next calendar month. FLEXTRONICS shall be responsible for all subassemblies not included in Veraz’s approved Subassemblies Report aforesaid.
4. FLEXTRONICS’ Obligations and Warranties
4.1 FLEXTRONICS shall, at its expense, unless expressly provided otherwise below:
4.1.1 Manufacture, assemble, integrate, investigate production problems, test, packaging and deliver in accordance with the delivery date specified in any Purchase Order and in accordance with this Agreement, the Products duly ordered by Veraz under each Purchase Order, provided, that FLEXTRONICS is expressly permitted to outsource or subcontract to sub-contractors who are one of Veraz’s qualified vendors in the Approved Vendor List (as such term is defined in section 7.1 below) for parts, processes or completed or substantially completed Products supplied to Veraz. Consent of Veraz to the use of any components manufactured by third parties shall not derogate from FLEXTRONICS’ obligations under this Agreement, including, without limitation, FLEXTRONICS’ warranty obligations under Section 8 of this Agreement, it being understood that FLEXTRONICS’ obligations concerning
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
third party components and materials is strictly limited to Section 8 and subject to the stipulations contained in Section 8;
4.1.2 Prepare the Products described in any Purchase Order to be ready for its final packaging (i.e. unpacked) for shipping as follows. Within no more than two (2) business days from the date the Purchase Order is sent to FLEXTRONICS, FLEXTRONICS shall notify Veraz in writing the delivery date, for finished Products i.e. fully integrated, tested and/or packed Products (“Finished Products”), subject to the following: (i) for any Purchase Order, contained in the Subassemblies Report , FLEXTRONICS shall prepare the Purchase Order ready for shipment within no more than five (5) business days from the date set forth in the Subassemblies Report. (ii) for any Purchase Order not included in the non-binding portion of the Forecast, FLEXTRONICS shall advise Veraz of the earliest date for delivery possible, using best commercial efforts, and will specify the reasons such as shortage in Materials that may prevent expediting such delivery. The party shall cooperate to achieve the earliest possible delivery date that will be acceptable to both parties.
4.1.3 Supply, at Veraz’s reasonable request, Product manufacturing data that is required for obtaining necessary governmental approvals, licenses, permits and consents as required pursuant to Section 5.1 hereof;
4.1.4 Maintain all necessary process design technology, labor, material, tooling, facilities and other resources for the timely completion and delivery of the Products under this Agreement;
4.1.5 Commit and use sufficient and qualified personnel to support the requirements of this Agreement;
4.1.6 (a) Obtain and maintain all necessary governmental and other permits, licenses and approvals that Veraz notifies FLEXTRONICS in writing are necessary for the performance of FLEXTRONICS’ undertakings hereunder for intended use by customers within countries that Veraz plans to distribute such Products, including an ISO certification for FLEXTRONICS’ processes to be performed under this Agreement (of at least ISO 9001: 2000 or higher), provided however that if such certifications, permits, licenses or approvals are not already available to FLEXTRONICS the parties will agree upon the schedule and cost allocation for obtaining them, and (b) use commercially reasonable efforts to verify that each subcontractor complies with the requirements set forth in Exhibit 4.1.8.
4.1.7 Provide on a weekly basis to Veraz detailed production and planned delivery schedules for all Products that are to be manufactured and/or delivered by FLEXTRONICS for Veraz under this Agreement; and obtain Veraz’s approval for the Subassemblies Report in accordance with section 3.2;
4.1.8 Manufacture Products to a standard consistent with good manufacturing practices, and according to their specifications and Veraz’s quality and other requirements, as are set forth in Exhibit 4.1.8 to this Agreement or otherwise agreed to in writing by Veraz and FLEXTRONICS and ensure the compliance of its manufacturing processes with any applicable regulations, including without limitation the EU Directive 2002/95/EC on the restriction of the use of certain hazardous substances in electrical and electronic equipment (“ROHS Regulations”).
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
4.1.9 Maintain a business continuity plan for the Products that contains protections that are no less protective than the business continuity plan for other products that FLEXTRONICS uses generally to protect its business from disruption;
4.1.10 Allow Veraz to identify FLEXTRONICS as the manufacturer of the Products, subject to Section 8;
4.1.11 Provide Veraz with all manufacturing and quality data reasonably requested by Veraz, including statistical process control data on all critical processes, yield and failure analysis information, in accordance with Exhibit 4.1.8, and such other information and support that Veraz shall reasonably request in order to permit it to comply with its obligations under this Agreement.
4.1.12 Maintain and control a logistically separate inventory with separate catalog numbers of all raw materials, WIP (Products which are still in production) and finished goods related to the Products. On a monthly basis, within five (5) working days following each Forecast, FLEXTRONIC shall provide Veraz with the then-current status of such inventory, and any expected changes due to such Forecast.
4.1.13 Provide Veraz, in addition to any report stated in this Agreement, with the Reports and Metrics on a monthly basis as per Exhibit 4.1.13.
4.2. FLEXTRONICS hereby warrants and undertakes that it will only purchase all Materials as per the Approved Vendor List (as defined in section 7.1 (a)), and only from the sources approved by the original manufacturer, stated in the list i.e. representative, franchise distribution and approved vendor offices. . It is hereby agreed between the parties that for specific Approved Vendors in the Approved Vendor lists, FLEXTRONICS must purchase the Materials from the specific sources as set forth in Exhibit 4.2.
4.3 (i) If FLEXTRONICS is unable to manufacture the Products, despite its best efforts to resume production and manufacturing, for a period that exceed 30 days, then FLEXTRONICS shall implement the BCP (“Business Continuity Plan”). The BCP shall include the immediate transfer by FLEXTRONICS of all tools, tooling, test equipment, Loaned Items, Materials, work in process, and finished goods then in its inventory to either to a replacement manufacturer or to another facility of FLEXTRONICS, according to Veraz’s sole discretion. In addition FLEXTRONICS shall make sure that relevant representatives meet with representatives of such replacement, if needed, to share know-how about the manufacturing process, and providing reasonable technical assistance and support to such manufacturer for the Products. Any cost related to the BCP will be negotiated and agreed between the parties.
(ii) As part of the BCP plan, FLEXTRONICS shall adopt all reasonable measures to protect and secure any information, data, and manufacturing files that shall be stored at its expense for the duration of this Agreement, in a protected and made safe place presenting all reasonable, not less than what FLEXTRONICS uses to protect its own data, guarantees of security of access, confidentiality and
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
protection against disasters such as fire, flood, earthquake etc. in a manner to enable FLEXTRONICS to immediately resume operations if any of the events above occur.
5 Veraz’s Obligations
Veraz shall, at its expense, unless expressly provided otherwise below:
5.1 Pay any and all sales and use taxes, duties, fees and expenses and such other similar charges, including interest and penalties thereon levied under any applicable law or regulation arising out of or in connection with Veraz’s sale of Products to customers, provided that nothing in this Section shall be interpreted to mitigate FLEXTRONIC’s obligations under Sections 8 (Warranty, Epidemic Failure, Warranty Service and Post-Warranty Support) and 13 (Indemnification) of this Agreement.
5.2 not incur or purport to incur, without FLEXTRONICS’ prior written consent, any promise, representation, warranty, guaranty, liability or commitment on behalf of FLEXTRONICS.
5.3 Provide FLEXTRONIC with (i) design, specification, engineering and manufacturing data that is reasonably requested by FLEXTRONIC, including maintenance of bill of materials, including replacements, drawings, quality requirements, technical specification, standard operation and test procedures; and approved vendors list; and (ii) Purchase Orders’ data, packing list similar information, specific instructions, date of delivery, and additional information that FLEXTRONIC shall reasonably request in order to manufacture the Products.
5.4 Loan to FLEXTRONICS ICT fixtures and test equipment and without derogating form the provisions of section 15 herein below, license or provide FLEXTRONICS with the non-exclusive, a revocable, non-transferable, royalty-free, fully-paid license while this Agreement is in effect, without the right to sublicense, solely to use internally, for the sole purpose of manufacturing and servicing the Products solely for Veraz, the right to use, all design and manufacturing accessories, all as set forth in Exhibit 5.4 (the “Loaned Items”) designed by or for Veraz, with all ownership right in such Loaned Items to remain exclusively in Veraz. For the removal of doubt any design, or development made by FLEXTRONICS but paid by Veraz will be the sole property of Veraz, whether or not such was listed on EXHIBIT 5.4. FLEXTRONIC shall reasonably protect all such Loaned Items from misappropriate or misuse, and ensure that such Loaned Items are properly handled and maintained, including but not limited, calibration and insured against risk of loss or damage, subject to normal wear and tear, all with the same degree of care FLEXTRONICS uses for its own items. Upon request by Veraz, FLEXTRONIC shall return immediately to Veraz all such Loaned Items freight prepaid. FLEXTRONICS shall not be held liable for delays in production resulting from the return of the Loaned Items provided that (i) FLEXTRONICS notify Veraz in advance of the possibility that such return of Loaned Items shall cause delay in production; and (ii) the delay is due solely to Veraz request.
6. Purchase Orders
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
6.1 Veraz will provide FLEXTRONICS from time to time during the term hereof with Purchase Orders in the form attached hereto as Exhibit 6.1 for each Product covered by a Forecast that Veraz chooses to order. FLEXTRONICS shall accept any Purchase Order provided that: (i) the number of Products does not exceed the amount of such Product in the then most recent Forecast; (ii) it is in accordance with the time schedule set forth in section 4.1.2.
6.2. Veraz is entitled to increase at any time the capacity of production of Products set forth in the Forecast as detailed herein below (the “Capacity Increase”) by written request to FLEXTRONICS (the “Request”) or by submitting a revised Forecast, and FLEXTRONICS shall be obliged to accept the Request or Forecast, subject to the following: (a) availability of Materials in FLEXTRONIC’s inventory; (b) availability of Materials in the market place at prices equivalent to the price for such item stated in the most recent price list submitted by FLEXTRONICS to Veraz and/or (c) availability of Materials in the market place at prices higher than the price for such item stated in the most recent price list submitted by FLEXTRONICS to Veraz, and Veraz shall have given its prior written approval to FLEXTRONICS to purchase such Materials at the higher prices. If for the purpose of this Capacity Increase FLEXTRONICS requires to purchase any additional Materials, at higher prices as aforesaid, then Veraz will be responsible to reimburse FLEXTRONICS for such additional cost, subject to the prior written approval, of Veraz for the extra cost. Except as set forth specifically in this section, under no circumstances, Veraz shall be liable for any other additional cost incurred by FLEXTRONICS, as a result of the Request. FLEXTRONICS is obligated to the following Capacity Increase:
(i) During the first month following the Request or following the month in which the Forecast was submitted: [*]% increase
(ii) During the period of 30-45 calendar days after the Request or following the month in which the Forecast was submitted: [*]% increase
(iii) From the 46 calendar days and more, there will be no limitation.
Any purchase order quantities increased pursuant to the foregoing may not be subsequently increased.
6.3 At any time, Veraz may cancel or reduce any Purchase Order or reduce any Forecast, subject to the cancellation windows in Exhibit 3.1.2. Any Purchase Order quantities rescheduled may not be subsequently rescheduled unless approved in writing by FLEXTRONICS. FLEXTRONICS will issue a report once every month during the term of this Agreement and within thirty (30) days after the date of expiration or earlier termination of this Agreement, detailing all Materials and Products that: (a) have been manufactured or purchased by FLEXTRONICS, as applicable based on Purchase Orders or according to a Forecast submitted by Veraz and approved by FLEXTRONICS or otherwise according to this Agreement; and (b) constitute Excess Inventory as defined in Section 6.8.2 or is already a Product.
Veraz shall be responsible and pay for Excess inventory as per Section 6.8 and for Finished Products as per Section 9.
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
6.4 Upon request by Veraz or upon cancellation or rescheduling by Veraz of a Purchase Order or Forecast, FLEXTRONICS shall perform the following actions: (i) within four (4) days perform “MRP” and follow the stipulations of section 3.1.1 and accordingly reduce/cancel FLEXTRONIC’s outstanding purchase orders for Materials in order beyond those required to meet Veraz’s purchase requirements all in accordance with the stipulations of this Agreement, and (ii) perform or have performed an inventory of Materials that constitute unused Excess Inventory (as such term is defined in section 6.8) or Product subassemblies or finished Products. Upon request by Veraz, FLEXTRONICS shall use commercially reasonable efforts, according to its business practices to return the unused Excess Inventory or Product subassemblies to third parties at the same price at which they were purchased or sell the unused Excess Inventory (excluding MDI as further defined below) or Product subassemblies to a third party at a price acceptable to Veraz. In the case of sale, Veraz shall only be responsible to reimburse FLEXTRONIC for the difference, if any, between the purchase price and the Veraz-approved price at which FLEXTRONIC sold the unused Excess Inventory or Products subassembly, to a third party. Upon request by Veraz and within five business (5) days, FLEXTRONICS shall provide Veraz with a list of quantities and kind of unused Excess Inventory and Product subassemblies that have not been resold, reused or redirected.
6.5 Subject to Section 16.1, in the event of a failure by FLEXTRONICS to supply Products specified in any Purchase Order pursuant to the requested delivery dates therein and such failure to supply is not rectified within 14 days commencing from the requested delivery date, provided, that such failure arises or results directly from the sole fault of FLEXTRONICS or FLEXTRONICS’ negligence, when FLEXTRONICS must have adopted all reasonable measures to prevent such failure to supply, including without limitation notifying in writing and in advance to Veraz, then the amount due from Veraz to FLEXTRONICS under this Agreement with respect to the purchase of Products set forth in such Purchase Order shall be reduced by the price of [*]% per week from FLEXCTRONICS Profit (as defined in section 9.2.9 below) starting on the fourteenth day of delay of delivery.
6.6 FLEXTRONICS will make a good faith effort to notify Veraz in the event that FLEXTRONICS reasonably believes that there is or may be a materials or capacity constraint that could negatively affect FLEXTRONICS’ ability to meet any forecasted needs of Veraz under this Agreement (“Supply Constraint”). During any period of Supply Constraint, FLEXTRONICS shall allocate the supply and delivery of Materials and capacity to Veraz under any allocation formula that FLEXTRONICS uses with any other customer that purchases the same or a lesser quantity of the same or similar products.
6.7 Manufacture Discontinued (“LTB”)
6.7.1 FLEXTRONICS will inform Veraz in writing, promptly when it comes to FLEXTRONICS’ knowledge upon any manufacture discontinue by any of the vendors (listed on the Approved Vendors List, as such term is defined in section 7.1(a)). Further FLEXTRONICS shall provide Veraz with any information requested by Veraz and available to FLEXTRONICS to enable FLEXTRONICS, to place “last time buy” (“LTB”) of any Materials affected by such notification. Veraz will issue FLEXTRONICS a NC/NR (non-cancelable/non returnable order) indicating the quantity and the price, according to which FLEXTRNICS shall issue such order. Veraz will pay an advance payment for such
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
order in accordance with the procedure set forth in section 6.8.4 For the removal of doubt and without derogating from the stipulations of section 6.3, FLEXTRONICS shall not make any use, sell, dispose of in any way the Material purchased pursuant to this section as a LTB. Any excess in Materials resulting from this section will be considered as Excess Inventory for the purpose of section 6.8 below.
6.7.2 FLEXTRONICS will issue a monthly report in the beginning of each calendar month, which will detail the Veraz stock at FLEXTRONICS’ premises that constitute Excess Inventory purchased under LTB, including without limitation, prices and quantity (the “LTB Report”). In addition FLEXTRONICS shall provide Veraz with a monthly report, which will detail the usage made with the LTB Materials which are part of the Veraz stock at FLEXTRONICS’ premises, in the previous calendar month (the “Usage Report”). FLEXTRONICS shall credit Veraz in accordance with the Usage Report
6.8 Excess Inventory
6.8.1 Supply of Ordered Products. Concurrently with the execution of this Agreement, FLEXTRONICS will submit a purchase order for the purchase from Veraz of all available Materials required for the manufacture and supply by FLEXTRONICS of the Products under the Forecast, and currently owned or on order by Veraz (whether located at Veraz’ facilities, located at FLEXTRONICS’ facilities or currently on order from third party suppliers) all as detailed in Exhibit 6.8.1 (the “Existing Ordered Materials”). Veraz will promptly upon receipt of such purchase order ship all Existing Ordered Materials in its possession to FLEXTRONICS and direct any third party supplier of Existing Ordered Materials to deliver the same to FLEXTRONICS. FLEXTRONICS shall pay for the Existing Ordered Materials as per the actual consumption that will be calculated and agreed by the parties each quarter via consumption report that will be sent to Veraz by FLEXTRONICS, Veraz will issue an invoice each quarter cover the relevant portion of the quarterly consumption. The Parties agree that the purchase price for the Existing Ordered Materials shall be the value of such Material plus [*]% (“Veraz Existing Material Price”). The Parties further agree that for purposes of Section 9, the BOM Value (as defined in Sections 9.2.2 and 9.4.3), of such Materials purchased from Veraz shall be calculated using an amount equal to the Veraz Existing Material Price before adding the [*]%, i.e. the value of such Material. If during the term of this Agreement there will be any Materials in Veraz’s inventory, FLEXTRONICS will give priority to purchasing said inventory and the same terms and conditions that will apply to Veraz Existing Ordered Materials as set forth in this section shall apply to such kind of Materials at Veraz’s inventory.
6.8.2 Veraz shall assume full responsibility for Excess Inventory as follows:
(i) “Excess Inventory” shall be defined as inventory purchased or subassemblies manufactured by FLEXTRONICS for the Products, that will not be under Demand (as defined in section 3 above), during the following three (3) months from the Decisive Date (as defined in 6.8.4 (i)) (for the removal of doubt Excess Inventory will not include LTB Items/Products).
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
(ii) “Quarter” shall be defined as calendar quarter.
     (iii) Excess Inventory shall be calculated at the end of each Quarter. Veraz shall not be responsible for Excess Inventory that was not purchased in accordance with the terms of this Agreement, for Veraz’s Purchase Orders or as approved in writing by Veraz for the Forecast or otherwise approved in writing by Veraz.
(iv) The Excess Inventory will be stored in FLEXTRONICS’ facility separately (logistically) from other materials stored in FLEXTRONICS premises. FLEXTRONICS agrees to maintain the Excess Inventory by utilizing the same degree of care it uses to maintain its own supply of like materials.
(v) Veraz shall pay and purchase Excess Inventory as per Section 6.8.4. below. Following the purchase, the Excess Inventory shall remain at FLAXTRONICS’ premises, subject to sub-section (iv) above and 6.8.3 below (unless it qualifies as Excess Ordered Materials, in which case sub-section (vi) below shall apply). Veraz will retain all title in and to the purchased Excess Inventory until such time as such Excess Inventory is consumed by FLEXTRONICS in the manufacture and/or assembly of the Products (“Consumed Materials”).
(vi) Any Excess Ordered Materials (as defined below), shall be, at FLEXTRONICS’ full discretion, immediately transferred and sold to Veraz. For the purposes hereof, “Excess Ordered Materials” means Materials that, on the applicable date, have not been used by FLEXTRONICS for production purposes and are not expected to be used by FLEXTRONICS within the next 3 months, reflected from Veraz’s binding unchangeable Purchase Orders.
6.8.3 Risk of Excess Inventory
(i) FLEXTRONICS and Veraz undertake to arrange and maintain the insurance policies as set forth in Exhibit 6.8.3, with a reputable first class insurance companies, during the Term of this Agreement(the “Insurance Certificates”).
(ii) FLEXTRONICS and Veraz undertake to provide each other, no later than seven (7) days from the date of this Agreement, with the attached Insurance Certificates signed by their insurers.
The above-mentioned Exhibit shall constitute an integral part of the contract.
FLEXTRONICS hereby commits to place within its premises with two fire-extinguisher — type of Gaz, with weight of three (3) kilos, and acknowledge that the insurance coverage set forth in Veraz respective Insurance Certificate, as provided above is dependant upon FLEXTRONICS compliance with such
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
commitment, and shall be responsible if Veraz shall not get the said coverage due to such default by FLEXTRONICS.
Either party will be solely responsible for all costs and risks associated with, execution of its respective insurance policies as set forth above. Neither party will have any liability or responsibility in connection with the execution of any insurance policy of the other party, including any deficiencies in such insurance policies.
In the case of damage to, loss or robbery of the Excess Inventory covered under Veraz insurance policy, FLEXTRONICS will cooperate in good faith with Veraz in order for Veraz to receive the insurance proceeds , including but not limited to comply with any demand of the insurance company in order to receive the insurance proceeds and/or indemnification under Veraz insurance policy.
(ii) FLEXTRONICS liability concerning the Excess Inventory as per this section 6.8 shall in any event apply only to the extent the relevant losses and damages are not covered under the above-mentioned Veraz insurance policy.
(iii) Without derogating from the above said it is agreed that FLEXTRONICS will have the responsibility for counting and managing all the Excess Inventory. FLEXTRONICS shall be liable for any discrepancy in the Excess Inventory resulting from any management of such inventory, it being clarified that its sole responsibility shall be to replace timely, any missing items from its own sources .
6.8.4 Advance Payment for the Excess Inventory
(i) FLEXTRONICS will provide Veraz with a monthly report listing the Excess Inventory (the “Excess Inventory Valuation Variances Report"). The calculation shall be performed as follow: (a) on a quarterly basis and by the 21st day of the last month of each calendar quarter (the “Decisive Date”). Veraz shall approve the list of the Excess Inventory by the 25th day of the last month of each calendar quarter, unless there is a major deviation of more than [*]% of value of the Excess Inventory (within the report itself), in which case, the parties shall reach an agreed list by the 28th day of the last month of each calendar quarter. Veraz shall pay to FLEXTRONICS the difference between the Excess Inventory Value in the preceding quarter to the value of the Excess Inventory in the present quarter, less [*]% of an average month’s forecasted consumption for the Excess Inventory as listed in the agreed report or FLEXTRONICS shall refund to Veraz an amount equal to the difference between the value of the Excess Inventory in the preceding quarter to the value of the Excess Inventory in the present quarter. Payments from one party to another shall be settled until the end of each quarter, unless agreed otherwise. In the event Veraz does not pay within thirty (30) days, and without derogating from FLEXTRONICS’ remedies under law, FLEXTRONICS will issue an invoice to Veraz for the amount of the Excess Inventory; or (b) upon request of either party, following the same procedure to be concluded within 7 days.
If there will be a need to execute any invoice for Excess Inventory, pursuant to the terms of this
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
Agreement, then it shall be in the amount of the last agreed price list for each item + [*]%.
     (ii) For the removal of doubt except as provided above, and in section 12.1 below, no set off, payment or credit of any kind shall be available to Veraz in connection with the advance payment for the Excess Inventory, Sale of Excess Inventory or the Products. If either party request to make any set-off, the other party will have to reply to such request within 7 days.
(iii) Veraz will submit to FLEXTRONICS by each end of Quarter confirmation stating the reconciliation of the value for the advance payment which record in Veraz books as Inventory located at 3rd party (i.e. FLEXTRONICS) as well as confirmation for the cycle count report represent such Inventories values. FLEXTRONICS will submit to Veraz by each end of Quarter confirmation stating the reconciliation of the value for the advance payment which record in FLEXTRONICS books.
7. Production, Packaging and Delivery
7.1 Definitions.
(a) “Approved Vendor List” shall mean a list of approved manufacturers for Strategic Components and Non-Strategic Components that is provided by Veraz to FLEXTRONICS, as such list may be amended from time to time by Veraz which will also include a list of manufacturers from which FLEXTRONICS is prohibited from purchasing or using any components, such manufacturers shall be designated in the above list as either NTB (“Not to Buy”) or NTU (“Not to Use”). FLEXTRONICS shall purchase all Materials as per the list of the approved manufacturers set forth above, only from the sources approved by the original manufacturer, stated in the list i.e. representative, franchise distribution and approved vendor offices.
(b) “Non-Strategic Component” shall mean any component, subassembly, or raw material that is not a Strategic Component that is physically incorporated into the Products through the manufacturing process of FLEXTRONICS.
(c) “Strategic Component” shall mean any of the components, subassemblies, or raw materials used in the manufacture of the Products that Veraz has so designated in writing to FLEXTRONICS.
7.2 Production. FLEXTRONICS shall procure components, manufacture, test, package, and prepare for shipment all Products that are the subject of a Purchase Order in conformity with the applicable process and quality management plans of Veraz and any other reasonable applicable requirement of Veraz with respect to the procurement, manufacture, test, packaging, and shipment preparation of any Product, provided in writing to FLEXTRONICS with sufficient advance notice to enable FLEXTRONICS to comply therewith. FLEXTRONICS shall (a) provide Veraz with a recovery plan if there is any production problem; (b) inspect all Products prior to shipment to Veraz to determine whether such Products meet the agreed upon process controls, test yields, end-of-line audits and out-of-
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
box requirements, in accordance with FLEXTRONICS and Veraz standard procedures; and (c) provide Veraz with process and quality data as reasonably requested by Veraz.
7.3 Materials Management. FLEXTRONICS shall purchase Materials to manufacture Products for Veraz solely from manufacturers on the Approved Vendor List of Veraz. From time to time, FLEXTRONICS may identify alternate sources for the purposes of improving cost, quality, lead-time and availability. FLEXTRONICS may submit suggestions for alternate sources to Veraz for its written approval, which approval shall not be unreasonably withheld.
7.4 (a) Non-Strategic Components And Strategic Components FLEXTRONICS shall be responsible for all aspects of sourcing and commodity management for Non-Strategic Components and Strategic Components in accordance with the standard procurement and quality procedures in FLEXTRONICS and the requirements of ISO 9001: 2000.
(b) Strategic Components. For part of the Strategic Components, as Veraz shall decide, Veraz shall maintain strategic account management responsibilities, such as contracts, pricing, quality, die banking, supplier tooling management (including budgeting of tooling cost) and business performance feedback. As and to the extent directed by Veraz, FLEXTRONICS shall purchase Strategic Components under Veraz’s supply agreements with suppliers of Strategic Components.
FLEXTRONICSS may purchase the Strategic Components from its inventory only upon receiving prior written approval from Veraz.
7.5 Packaging and Delivery. All Products shall be packaged by FLEXTRONICS in accordance with product packaging and labeling specifications issued by Veraz and shall be delivered EX WORKS (INCOTERMS 2000) at FLEXTRONICS’s relevant Israel factory. Risk of loss and title shall pass from FLEXTRONICS to Veraz upon delivery.
8. Warranty, Epidemic Failure, Warranty Service and Post-Warranty Support
8.1 Warranty. FLEXTRONICS warrants to Veraz that (i) during and for a period of [*] months after the date of delivery of a Product to Veraz for the purpose of delivery of the same to Veraz’s customers (herein the “Warranty Period"), such Product will be free from material defects in workmanship, manufacturing process or assembly, subject to normal use and service, (ii) each Product will conform in all material respects to the specifications applicable to such Product at the time of its manufacture; (iii) each product will conform in all respects to Veraz’s quality requirements as set forth in Exhibit 4.1.8 and manufacture standard no. IPC610C. Materials are warranted to the same extent that the original manufacturer warrants the Material (i.e. full back to back coverage. FLEXTRONICS must provide Veraz and keep Veraz well informed of all the terms and conditions related to Warranty provided by any applicable manufacturer, upon request by Veraz.
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
Without limiting Section 8.3, this express limited warranty does not apply to (a) Materials consigned or supplied by Veraz to FLEXTRONICS; For the removal of doubt, this limitation will not apply to Excess Inventory as defined in section 6.8.2., and the warranty contained in this section will apply to the Excess Inventory at all times and in all respects; (b) defects to the extent resulting from Veraz’s specifications or the design of the Products or instructions in writing by Veraz; With respect to, prototypes, and NPI (new product introduction), section 8 shall not apply, and FLEXTRONICS makes no representations and warranties with respect thereto. Notwithstanding anything else in this Agreement, without derogating from the stipulations of section 5.4, FLEXTRONICS assumes no liability for or obligation related to the performance, accuracy, specifications, failure to meet specification or defects due to tooling, designs or instructions produced or supplied by Veraz in writing, and Veraz shall be liable for documented costs or expenses incurred by FLEXTRONICSS resulting there from. Veraz will provide its own warranties directly to any of its end users or other third parties. Veraz will not pass through to end users or other third parties the warranties made by FLEXTRONICSS under this Agreement. Furthermore, Veraz will not make any representations to end users or other third parties on behalf of FLEXTRONICSS, and Veraz will expressly indicate to the end users and third parties that they must look solely to Veraz in connection with any problems, warranty claim or other matters concerning the Products, provided that nothing herein shall derogate from (i) FLEXTRONICS obligations as set forth in section 8.1 above to be responsible for handling any warranty claims against third party suppliers of Materials; and (ii) prevent from Veraz to notify and describe to its end users or any other third party about FLEXTRONICS’ obligations herein.
Upon any failure of a Product to comply with the above warranty, if Veraz promptly reports to FLEXTRONICS in writing, prior to the end of the Warranty Period, then FLEXTRONICSS’s sole obligation, and Veraz’s sole remedy shall be for FLEXTRONICS, at its cost and option, either to replace or repair, at its factory, provided that any repair will be performed in accordance with Veraz’s required specification, all the Products that: (i) are not in compliance with the warranty set forth above, and (ii) Veraz ask for warranty services as set forth herein, whether such Products are functioning or not, at Veraz’s sole discretion, and bear all costs related to delivery to and from Veraz warehouse in Israel. Veraz shall return Products covered by the warranty to the end user at its own account. Veraz shall bear all of the risk, and all costs and expenses, associated with the delivery of the Products that have been returned to FLEXTRONICS for which there is no defect found. In addition, Veraz shall provide to FLEXTRONICS on commercially reasonable terms with all engineering support which is reasonably required by FLEXTRONICS to meet its warranty obligations in respect of the Products returned to FLEXTRONICS under this Section 8.1 of this Agreement. In the event that there shall be a dispute as to whether a defective Product is under warranty by FLEXTRONICS or by a third party supplier of Materials, then the parties shall submit the defective Product for analysis by an independent laboratory, which determination shall be conclusive and accepted by FLEXTRONICS and Veraz.
     8.2 Post-Warranty Support. Veraz may offer post-warranty service for the Products on commercial terms that it determines. With respect to service and maintenance required on the Products (other than pursuant to the aforesaid Product warranties) under service agreements and on a “time and material” basis, Veraz shall perform such services and may purchase the parts and related repair services
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
from FLEXTRONICS at commercially reasonable terms to be negotiated by the parties, FLEXTRONICS shall be obligated to make such parts (to the extent they are available on the market at the relevant time) and services available subject to the terms to be agreed between the parties.
8.3 Warranty Exclusions. FLEXTRONICS shall not be obligated under any of the above warranty provisions if any such warranty service is necessitated in whole or in part by normal wear and tear, catastrophe, accident, fault or negligence of Veraz or any third party, improper use, alteration or modification, unusual stress, installation, service or repair performed other than pursuant to this Agreement (other than installation, service or repair performed by FLEXTRONICS pursuant to this Agreement), engineering or design as aforesaid, or any other cause other than ordinary use. FLEXTRONICS MAKES NO OTHER WARRANTIES OR CONDITIONS ON THE PRODUCTS, EXPRESS, IMPLIED, OR OTHERWISE. THE WARRANTY IN THIS SECTION 8 IS EXCLUSIVE AND IN LIEU OF ANY AND ALL SUCH WARRANTIES, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PURPOSE. THE REMEDY PROVIDED IN SECTION 8.1 ABOVE SHALL BE THE SOLE REMEDY OF VERAZ FOR ANY FAILURE OF FLEXTRONICS TO CONFORM WITH SUCH WARRANTY IN SECTION 8.1.
8.4 Additional Services. Veraz may purchase, on a monthly basis, additional services from FLEXTRONICS as listed in Exhibit 8.5 attached hereto at commercially reasonable terms to be negotiated by the parties.
8.5 Spare Parts. At all times during the term of this Agreement and a period thereafter to be agreed during which Veraz may provide post-warranty support to final customers identified to FLEXTRONICS, FLEXTRONICS shall maintain, on commercially reasonable terms to be negotiated by the parties (including terms concerning Veraz’ obligation to pay for the parts and components) and for the benefit of Veraz, a mutually agreed supply of replacement parts and components at FLEXTRONICS’s manufacturing facility, subject to their availability on the market at the relevant time. FLEXTRONIC shall maintain a supply of replacement parts and components to support each of the Products for at least [*] years following the date of final delivery of the Products to Veraz’s customers, at Veraz’s cost to be agreed between the Parties.
8.6 RMA Process. Each party will follow the RMA Process set forth in Exhibit 8.6 and the quality requirements set forth in Exhibit 4.1.8, with respect to the return and delivery of Products that are subject to in-warranty or out-of-warranty repair by FLEXTRONICS. FLEXTRONICS will promptly repair or replace Products returned for repair and rework to their most current version at commercially reasonable terms to be negotiated by the parties, unless otherwise directed by Veraz, within thirty (30) days after their receipt and will redeliver to Veraz such repaired or reworked products prior to the expiration of such period. In the event of any conflict or inconsistency between the provisions of Exhibit 8.6 and the provisions within Section 8, the provisions within Section 8 shall govern and control such conflict or inconsistency.
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
9. Pricing, Payment Terms and Audit Rights
9.1 Pricing Model Summary.
[*]
9.2 Definitions for Pricing Model Summary.
     9.2.1 “Bill of Materials” shall mean a complete and detailed list of all components, subassemblies, materials, and other items that are necessary for FLEXTRONICS to manufacture a particular Product, as provided to FLEXTRONICS by Veraz.
9.2.2 “BOM Value” (“BV”) shall mean, for a specific Product, the price in the last price list, which was approved by Veraz, to each item multiply by the quantity in the Bill of Materials for such Product.
9.2.3 “Material Handling Fee” (“MH%”) shall mean the multiplier which reflects: the costs for labor for production planning, material management, purchasing, storage and quality inspection of incoming items; freight and insurance; material scrap and attrition (component level); and finance, which is [*]%.
9.2.4 “Assembly Cost” (ASC) shall mean the cost for each component placement, which is [*]cent.
9.2.5 “Testing, and Final Assembly “ (“TF”) shall mean fully loaded cost of testing per hour, final assembly and integration of the Product, as set forth in Exhibit 9.2.
9.2.6 “Packing Time” (“PT”) shall mean fully loaded cost of Packing as set forth in Exhibit 9.2;
9.2.7 “Packing Cost” (“PC”) shall mean fully loaded cost per hour of packing, as set forth in EXHIBIT 9.2;
9.2.8 “TT” – shall mean agreed number of hours for testing for each product.
9.2.9 “Profit” (“PR%”) shall mean the FLEXTRONICS’ fixed profit percentage which is [*] %.
9.3 Pricing Model Summary for NPI (New Product Introduction)
[*]
9.4 Definitions for Pricing Model Summary for NPI.
     9.4.1“Bill of Materials” shall mean a complete and detailed list of all components, subassemblies, materials, and other items that are necessary for FLEXTRONICS to manufacture a particular Product, as provided to FLEXTRONICS by Veraz.
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
9.4.2 “BOM Value” (“BV”) shall mean, for a specific Product, an amount equal to the aggregate total of FLEXTRONICS last price list which was approved by Veraz, to each item multiply by the quantity in the Bill of Materials for such Product.
9.4.3 “Material Handling Fee” (“MH%”) shall mean the multiplier which reflects: costs for labor for production planning, material management, purchasing, storage and quality inspection of incoming items; freight and insurance; material scrap and attrition (component level); and finance, which is [*]%.
9.4.4 “Assembly Cost” (ASC) shall mean the cost for each component placement, which is [*] cent.
9.4.5 “Set Up Cost” (“SUC”) shall mean the initial cost of the setting up of the machines required for the manufacturing process.
9.5 Pricing Variants per Item in the BV
9.5.1 In first day of each calendar quarter (the “Determining Date”), FLEXTRONICS shall calculate the new price per item in the BV (hereinafter the “Item”), as follows, the Item value shall be:
(a) The [*] of [*] per [*], in the next [*] calendar days, following the [*];
(b) In case option (a) is not possible, as there are no such open purchase orders, then the calculation shall be made in accordance with the [*] of [*] placed by FLEXTRONICS in the preceding [*] calendar days prior to the [*], excluding any prior calculations and payments already made pursuant to this section.
(c) In case option (b) is not possible as well, as there are no previous purchase orders, during the period set forth in sub section (b), then, the price per Item shall be based on the last approved [*], by Veraz.
(d) By the end of each fiscal quarter FLEXTRONICS must transfer to Veraz a report detailing any Item cost changes as per sub section (a).
9.5.2 FLEXTRONICS shall produce to Veraz on the Determining Date a written report which will include the following information: Item catalog number, description of the Item, the new price per section 9.5.1, old price, item quantity demand, item stock demand, manufactures (the “New Price List Report”).
9.5.3 After Veraz has approved in writing the New Price List Report, FLEXTRONICS shall perform a reevaluation to the current stock, in order to enable the immediate use of the new prices listed in the New Price List Report. FLEXTRONICS shall provide Veraz with a pricing Variances Per Item Report which will include the revaluation results (the “Pricing Variances Per Item Report”). The reevaluation shall be performed in accordance with the following formula:
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
A=old price (per Item)
B=the new price (per Item)
C=quantity within the stock
D=amount for debit/credit pursuant to the reevaluation per Item.
[*]
9.6 Prices.
     9.6.1 Products. The price for each Product (the “Purchase Price”) shall be calculated at the beginning of each calendar month, in accordance with the pricing model set forth in Section 9.1-9.5 above. The current prices are set forth in Exhibit 9.6.1, attached hereto.
9.6.2 Pricing Model. Upon request by Veraz, FLEXTRONICS shall share promptly with Veraz all information related to and elements of pricing, including without limitation an itemized list of all current BOM Value, assembly, manufacturing and test labor rates and costs, directly apportioned selling, general and administrative expenses, profit and manufacturing overhead costs.
9.7 Price Reviews.
9.7.1 Cost Reduction Programs. FLEXTRONICS shall use its commercially reasonable efforts in accordance with its customary practices to implement a price reduction program that targets the reduction of the cost of specific components included in the manufacturing process for the Products and the improvement of the efficiency of the manufacturing process.
9.7.2 Price changes and cost reduction Methodology. The Total Price is fixed for each applicable fiscal quarter in accordance with the above said. Only major and substantial changes in the Total Price may be changed by FLEXTRONICS, provided that Veraz’s management has approved the change in advance and in writing, which approval shall not be unreasonably withheld. Any change in the prices as aforesaid and the time schedule for implementation of such change shall be mutually agreed in advance and in writing by the both Parties.
9.8 Audit Rights and Business Review.
9.8.1 Business Review (“BR”). Veraz shall have the right, at its expense, to conduct audits of the manufacturing services and related facilities, for the purpose of auditing FLEXTRONICS’ compliance with the provisions of this Agreement as follows: The audits may include only the equipment designated for the services specified herein, the facility at FLEXTRONICS’ premises, finished goods warehouse, the
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
Inventory designated for the Product(s) and any technical records (manufacturing specifications, production files and quality documentation). All audits shall be performed within FLEXTRONICS facility. No documents or data of any kind, or any copies, may be removed from FLEXTRONICS’ facility, without prior written approval of FLEXTRONICS. Veraz shall have the sole discretion, not to be unreasonably applied, to determine the frequency of the audit. Veraz will conduct the audits in a reasonable manner so as not to cause undue disruption to FLEXTRONICS’ work. Audit shall be conducted during business hours, and shall be coordinated with FLEXTRONICS at least 72 hours in advance. In the course of such audits FLEXTRONICS shall provide, and shall cause its subcontractors to provide, such auditors any reasonable assistance that they may require.
9.8.2 Verification. Veraz or its authorized agent may perform source verifications and quality assurance audits at FLEXTRONIC plant of manufacturer at times agreed upon by both Parties, provided that Veraz has first approached FLEXTRONICS to receive the requisite information, and the information received from FLEXTRONICS does not satisfy Veraz’s needs, or FLEXTRONICS did not supply the information within 7 days of receipt of such request, in cases where:
(i) Veraz claims that there is any problem with an Item, Materials, and/or Product regarding quality of the Product or performance of the Item, Materials and/or Product or the performance FLEXTRONICS of its obligations pursuant to section 8; (ii) Veraz has a reasonable suspicion that the quality and/or the source of the Materials /Items is not in accordance with the stipulations of this Agreement, and such resulted in the derogation of quality of the Materials, Item and/or Product; and/or (iii) A failure to supply, as mentioned in section 6.5 has accrued, and Veraz has reasonable grounds to assume that FLEXTRONICS did not adopt all reasonable measures to prevent such failure to supply, unless FLEXTRONICS pay in advance the amount set forth in section 6.5 above.
9.9 Veraz shall pay the Purchase Price in united states dollar, net plus [*] or [*] in case it is agreed between the parties that payment shall be made though a clearance house, from the date of delivery to Veraz of the Products together with a corresponding invoice in USD ($) (“Invoice”). All other payment required from Veraz pursuant to this Agreement, shall be paid net plus [*] from the date of Invoice. Notwithstanding the foregoing, if Veraz fails to make any payment when due or if FLEXTRONICS has any reason to believe that Veraz may not be able or willing to make any payment when due, FLEXTRONICS shall be entitled to demand appropriate securities, such as bank guarantees and pre-payments as a condition to the performance thereby of any further work or service.
9.10 All payments hereunder shall be made by wire transfer to FLEXTRONICS’ bank account as instructed by FLEXTRONICS. Without limiting FLEXTRONICS remedies under law, payments, when more than [*] days overdue, shall bear an interest at the rate of [*] plus [*] per annum. Payments hereunder shall be made net of any local, state, or federal sales, use, excise, personal property or other similar taxes (other than V.A.T to be added to the payments by Veraz and stamp duty which will be paid by both FLEXTRONICS and Veraz in equal share.) or duties, and any such taxes or duties shall be assumed and paid for by Veraz (except that, for the removal of doubt, FLEXTRONICS shall pay its own income tax). If however after the Effective Date of execution of this Agreement, there will be imposed any local, state, or federal sales, use, excise, personal property or other similar taxes or duties, these will
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
be paid in accordance with the law and in the absence of clear guidance by the law, in accordance with customary business practice in the market.
9.11 FLEXTRONICS shall keep true and accurate books of account with respect to the manufacture for and delivery and sale to Veraz of the Products for the term of this Agreement and for any legally required period thereafter.
9.12 Custom and Tax Expenses
9.12.1 Veraz shall be responsible to bear all custom duty resulting from FLEXTRONICSS purchasing abroad any components required for the manufacturing the Products, in a manner that will enable Veraz a complete and appropriate control over such payments. .
9.12.2 Once every calendar quarter on the last day of such quarter, FLEXTRONICS shall perform a calculation relating to the costs of the custom duty deriving directly from FLEXTRONICS’ purchases abroad of any component relating directly and exclusively to the Products. During the following month, after the end of each calendar quarter, FLEXTRONICS shall debit Veraz through a tax invoice, to which it will attach a detailed report which set forth the way the calculation of said costs relating to custom and tax expenses were performed.
9.12.3 In the end of each calendar year, FLEXTRONICS shall submit Veraz all the information and documentation required in order for Veraz to be able to submit reports in order to get a refund from the tax authorities (“Hashavon”). FLEXTRONICS hereby guarantee to make every reasonable effort and to cooperate fully with Veraz in order that all custom and tax expenses incurred by it for the purpose of manufacturing of the Products of Veraz, shall be refunded to Veraz by the Israeli tax authorities, in accordance with the applicable law.
10. Engineering Changes
FLEXTRONICS shall not make any engineering changes to the Products to be supplied to Veraz hereunder that may impact the form, fit or function of such Products, or may cause the Products to deviate from their specifications, without first obtaining the prior written consent of Veraz to such engineering changes. However, even if said approval has been granted by Veraz, for the removal of doubt, any such change which was initiated by FLEXTRONICS, due its internal needs/requirements, shall be fully paid by FLEXTRNICS. Veraz may submit engineering changes for incorporation into any Product, whether already delivered prior to the date of such request for engineering changes or due to be supplied after such request, and whether under warranty or not, which shall be subject to FLEXTRONICS’ approval, which shall not be unreasonably withheld, delayed or conditioned, provided that Veraz shall be responsible for all “reworking” of the Products at its sole cost and expense. FLEXTRONICS will make a reasonable effort to review the engineering change and report to Veraz within three (3) business days of any implications of the proposed changes. The report shall include all possible implications on material, delivery schedule, manufacturing process, quality and product cost.
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
Such changes will be reflected in revised Purchase Orders and, if applicable, Veraz shall pay for Inventory that become Excess Inventory, all as per Section 6.8.4 (vi). Veraz shall bear all costs associated with the development and implementation of engineering changes, unless such were initiated by FLEXTRONICS, due its internal needs/requirements. FLEXTRONICS shall use commercially reasonable efforts to quickly implement all of the foregoing engineering changes and any other agreed engineering changes.
11. Term; Termination
11.1 This Agreement shall commence on the date hereof and shall continue until December 31, 2006, unless earlier terminated pursuant to this Section 11. This Agreement shall automatically renew for additional successive one (1)- year periods unless either party informs the other in writing of its intention not to renew this Agreement at least six (6) months prior the expiration date of the then-current term.
11.2 Either party may terminate this agreement without any cause, subject to a prior written notice of 180 days, subject to section 12. However, If FLEXTRONICS is unable to manufacture the Products, despite its best commercial efforts to resume production and manufacturing, notwithstanding the stipulations of section 4.3, and the implementation of FLEXTRONICS of the BCP, Veraz will have the option to terminate this agreement subject to a 7 days prior written notice, subject to section 12.
11.3 If a party fails to meet one or more of the material terms and conditions hereof (a “Default”), FLEXTRONICS and Veraz agree to negotiate in good faith to resolve such Default. If the defaulting party fails to cure such Default or submit an acceptable written plan to resolve such Default within thirty (30) days following notice of Default, the non-defaulting party shall have the right to terminate this Agreement by furnishing the defaulting party with thirty (30) days written notice of termination.
11.4 A party shall have the right to immediately terminate this Agreement should the other party become insolvent; enter into or file a petition, arrangement or proceeding seeking an order for relief under the bankruptcy laws of its respective jurisdiction; have filed against it an involuntary petition, arrangement or proceeding seeking an order for relief under the bankruptcy laws of its respective jurisdiction, which is not dismissed within ninety (90) days after filing; enter into a receivership of any of its assets; or enter into a dissolution or liquidation of its assets or an assignment for the benefit of its creditors.
11.5 Veraz shall have the right to terminate this Agreement in the event of a force majeure event that continues in effect for a period of ninety (90) days and affects the ability of Veraz to obtain Products from FLEXTRONICS.
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
11.6 The provisions of Sections 8 (Warranty, Epidemic Failure, Warranty Service and Post-Warranty Support), 9 (Pricing, Payment Terms and Audit Rights), 11 (Term; Termination), 12 (Effect of Termination), 13 (Indemnification), 14 (Dispute Resolution), 15 (Intellectual Property) and 16 (General) shall survive the expiration or earlier termination of this Agreement for a period of [*] years.
12. Effect of Termination
For the removal of any doubt, expiration or termination of this Agreement shall not affect any prior obligations incurred by either party prior to the expiration or termination of this Agreement. .
12.1 In the event of any termination, for any reason:
12.1.1. Veraz shall compensate FLEXTRONICS for unused Excess Inventory in accordance with Section 6.8, and FLEXTRONICS shall issue an invoice for such Excess Inventory, and will be paid in accordance with the terms of this Agreement. Any prior advance payment that was paid by Veraz in accordance with this agreement for the Excess Inventory being invoiced, shall be set-off against said payment
12.1.2. Each party will promptly return to the other party, all tools, tooling and test equipment and other property and Proprietary Information of the other party (as defined below).
12.1.3 FLEXTRONICS shall immediately transfer to Veraz all Material, work in process, and finished goods then in its inventory, and Veraz shall pay to FLEXTRONICS in accordance with the terms of this Agreement, provided that as a condition to the transfer of Material, work in process, and finished goods to Veraz, Veraz shall provide FLEXTRONICS a letter signed by Veraz’s VP Finance confirming its agreement and ability to pay in full the amounts invoiced by such date, by FLEXTRONICS for all of the foregoing upon the due date of payment.
     12.1.4. FLEXTRONIC shall transfer the manufacturing of such Product to such replacement manufacturer, have relevant representatives meet with representatives of such replacement, sharing know-how about the manufacturing process, and providing all necessary tools and tooling for the Product, to such replacement manufacturer, and providing reasonable technical assistance and support to such manufacturer for the Products subject to an agreement between the parties to be reached in good faith.
     12.4 Neither party shall be liable for any expenses incurred by the other party or any of its employees, distributors or agents and which arise out of or in connection with this Agreement or relate to the development of goodwill for the Product whatsoever or wheresoever. Furthermore, neither party shall have any obligation whatsoever to the other party, by reason of the expiration or termination hereof, for loss of profits or anticipated profits, reimbursement of expenditure or otherwise.
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
12.5 Neither party shall be obligated to compensate the other party for any loss, cost or expense incurred by the latter by virtue of any investments in buildings, stock, machinery, transport equipment or other property which may be undertaken by either Party in connection with this Agreement. Either Party agree that all such investments shall be for its own account and at its own risk.
13. Indemnification
13.1 FLEXTRONICS shall defend, indemnify and hold harmless Veraz and its affiliates, and each of their respective officers, directors, employees, and assigns and successors permitted hereunder from and against any direct loss, damage, expense, cost (including, but not limited to, reasonable attorneys’ fees and costs incurred in the enforcement of this indemnity) or liability solely to the extent that it is based upon a claim that (a) FLEXTRONICS’s manufacturing process, process technology or methodology: (1) infringes or misappropriates any patent, copyright, trade secret or other intellectual property right of a third party , or (2) has caused personal injury (including death) or damage to property or (b) any failure to comply by FLEXTRONICS of its obligations to use commercially reasonable efforts to obtain all necessary governmental approvals, licenses, permits and consents as required under this Agreement; provided that Veraz (i) gives FLEXTRONICS prompt written notice of any such claim made to Veraz in writing, (ii) cooperates with FLEXTRONICS, at FLEXTRONICS’ expense, in the defense of such claim, and (iii) gives FLEXTRONICS the sole right to control the defense and settlement of any such claim to the extent covered by the indemnification provided herein. FLEXTRONICS will: (a) defend or settle, at its own expense, any such claim; (b) keep Veraz advised of the status of any such claim and of its defense and/or negotiation efforts; and (c) afford Veraz reasonable opportunity to review and comment on significant actions planned to be taken by FLEXTRONICS on behalf of Veraz. FLEXTRONICS shall not enter into any settlement that adversely affects Veraz’s rights or interests, without Veraz’s prior written approval, which approval will not be unreasonably withheld, delayed or conditioned. Veraz shall have no authority to settle any claim on behalf of FLEXTRONICS.
13.2 Should the manufacture, use, distribution or sale of a Product, or any part thereof, FLEXTRONICS’ manufacturing process, process technology or methodology be enjoined, all of the foregoing as a result of a claim of infringement for which indemnity is provided under Section 13.1, FLEXTRONICS shall at its option, and at no expense to Veraz (a) by license or other release, procure for Veraz the right to continue to use and distribute the same, or (b) replace or modify the same to make it non-infringing without materially changing the form, fit and function of the Product or (c) terminate the Agreement subject to the terms of Section 12.
13.3 Veraz shall defend, indemnify and hold harmless FLEXTRONICS and affiliates, and each of their respective officers, directors, employees, and assigns and successors permitted hereunder from and against any direct loss, damage, expense, cost (including, but not limited to, reasonable attorneys’ fees and costs incurred in the enforcement of this indemnity) or liability solely to the extent that it is based upon a claim concerning (1) that the Products, Veraz’s written instructions, tooling, specifications: (i) infringe any patents, trademarks, copyrights, trade secrets, (ii) has caused personal injury (including death) or damage to property (2) a failure to comply by Veraz of its obligations to use commercially reasonable efforts to obtain all necessary governmental approvals, licenses, permits and consents as
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
required by Veraz under this Agreement; provided that FLEXTRONICS (i) gives Veraz prompt written notice of any such claim made to FLEXTRONICS in writing, (ii) cooperates with Veraz, at Veraz’s expense, in the defense of such claim, and (iii) gives Veraz the sole right to control the defense and settlement of any such claim to the extent covered by the indemnification provided herein. Veraz will: (a) defend or settle, at its own expense, any such claim; (b) keep FLEXTRONICS advised of the status of any such claim and of its defense and/or negotiation efforts; and (c) afford FLEXTRONICS reasonable opportunity to review and comment on significant actions planned to be taken by Veraz on behalf of FLEXTRONICS. Veraz shall not enter into any settlement that adversely affects Veraz’s rights or interest, without Veraz’s prior written approval, which approval will not be unreasonably withheld, delayed or conditioned. FLEXTRONICS shall have no authority to settle any claim on behalf of Veraz. Veraz will not reimburse FLEXTRONICS for any expenses incurred without the prior written approval of Veraz, provided that Veraz shall not unreasonably withhold such approval, and shall response to such request promptly within 1 business day. FLEXTRONICS may engage counsel of its choice at its own expense.
If a claim is brought, or Veraz in good faith determines that such a claim is likely to be made, Veraz shall notify FLEXTRONICS and either: (1) procure for FLEXTRONICS the right to continue to perform this Agreement; (2) modify the Specification or Products or other instructions or files so that there will no longer be an infringement or misappropriation or (3) terminate this Agreement subject to the terms of Section 12.
13.4 FLEXTRONICS must provide Veraz and keep Veraz well informed of all the terms and conditions of indemnification provided by any applicable manufacturer, upon request by Veraz.
[*]
14. Dispute Resolution
14.1 In the spirit of continued cooperation, the parties intend to and hereby establish the following dispute resolution procedure to be utilized in the unlikely event any controversy should arise out of or concerning the performance of this Agreement.
14.2 It is the intent of the parties that any dispute be resolved informally and promptly through good faith negotiation between FLEXTRONICS and Veraz. Either party may initiate negotiation proceedings by written notice to the other party setting forth the particulars of the dispute. The parties agree to meet in good faith to jointly define the scope and a method to remedy the dispute. If these proceedings are not productive of a resolution within twenty-five (25) days, then senior management of FLEXTRONICS (Position: Chief Executive Officer) and Veraz (Position: Chief Executive Officer) are authorized to and will meet personally within five (5) days to confer in a bona fide attempt to resolve the matter. If senior management is not able to resolve the dispute within fifteen (15) days thereafter, either party may seek remedy from a court of competent jurisdiction.
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
14.3 Notwithstanding anything to the contrary, the dispute resolution process set forth in this Agreement shall not affect or limit the ability of a party to seek immediate injunctive or equitable relief as permitted under this Agreement.
15. Intellectual Property
15.1. License to FLEXTRONICS. Veraz hereby grants FLEXTRONICS a revocable, non-exclusive, non-transferable, royalty-free, fully-paid license while this Agreement is in effect, without the right to sublicense, solely to use internally Veraz’s intellectual property for the sole purpose of manufacturing and servicing the Products solely for Veraz, and for no other purpose. For the removal of doubt, the above license shall be revoked immediately if FLEXTRNICS does not comply with any of its obligations under this Agreement and as a result thereof the Agreement is being terminated per section 12.
15. 2. Proprietary Rights Notices. FLEXTRONICS shall properly mark each Product and any accompanying documentation with Veraz’s copyright or other proprietary rights notice, as reasonably requested by Veraz, to indicate Veraz’s intellectual property rights in such Products. Except as expressly provided herein, nothing in this Agreement shall be construed as a grant of any license, right or interest in any trademark, trade name or service mark of either party, or any third party from whom either party may have acquired license rights.
15.3 Reserved Rights. Veraz retains all rights, title and interest in and to any Veraz intellectual property that is provided by Veraz to FLEXTRONICS for use in the manufacturing of the Products for supply to Veraz under this Agreement. Except for the limited license rights provided to FLEXTRONICS in Section 15.1 of this Agreement, Veraz does not grant to FLEXTRONICS any rights in or to any of Veraz’s intellectual property. All such rights in and to any such intellectual property are expressly reserved by Veraz.
16. General
16.1 Force Majeure. Neither of the parties shall be liable for any failure or delay in its performance under this Agreement (except for payment of money) due to acts of God, acts of civil or military authority, fires, floods, earthquakes, riots, wars, sabotage, labor shortages or disputes, destruction of production facilities, material unavailability or any other cause beyond the reasonable control of the delayed party provided that the delayed party (i) gives the other party written notice of such cause; and (ii) uses its reasonable commercial efforts to remedy such delay in its performance. Each party will reasonably cooperate with the other party to mitigate harm caused as a result of a force majeure event in a manner that is reasonably acceptable to the party to whose cooperation is sought.
16.2. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, such provision shall be deemed null and void, and the remainder of the Agreement shall continue to be in full force and effect, while the parties shall negotiate in good faith to replace the provision with another enforceable one reflecting as closely as possible the parties initial intention.
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
16.3 Relationship of the Parties. Each of the parties shall at all times during the term of this Agreement act as, and shall represent itself to be, an independent contractor. Neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of the other party whether express or implied, or to bind the other party in a respect whatsoever. Neither party shall be liable to any third party in any way for any engagement, obligation, contract, representation or transaction or for any act or omission to an act of the other, and each party shall indemnify the other and hold it harmless against and from any liabilities as aforesaid.
16.4 Governing Law. The construction, interpretation and performance of this Agreement and all transactions under it shall be governed by the laws of the State of Israel (without giving effect to conflict of laws provisions), and both parties consent to exclusive jurisdiction by the competent courts of the Tel Aviv district. This Agreement shall not be governed by the provisions of the 1980 United Nations Convention on Contracts for the International Sale of Goods.
16.5 Choice of Language. The original of this Agreement has been written in English. Each party waives any right it may have under the laws of either party’s country to have this Agreement written in the language of either party’s country. Further any notices given to either party as required by this Agreement shall be written in the English language.
16.6 Entire Agreement. No amendment of this Agreement will be valid unless made in writing signed by a duly authorized representative of both parties. No provision of this Agreement will be deemed waived and breach or default excused unless the waiver or excuse is in writing and signed by the party issuing it. The terms and conditions contained in this Agreement supersede all prior oral or written understandings between the parties and shall constitute the entire agreement between them concerning the subject matter of this Agreement. No additional terms in any Purchase Order or other document to be exchanged between the parties pursuant to this Agreement shall alter this Agreement and this Agreement shall supersede such terms unless expressly indicated otherwise and in writing by both parties.
16.7 Assignment: This Agreement shall be binding upon and inure to the benefit of each party’s successors and assigns. Notwithstanding the foregoing, neither party shall assign, by operation of law or otherwise, any of its rights or obligations hereunder nor permit the same to be assigned by operation of law, except with the other party’s prior written consent, which will not be unreasonably withheld, provided however, that nothing contained herein shall restrict the ability of each party to assign by operation of law or otherwise, this Agreement or any of its rights or obligations hereunder, nor prohibit the same to be assigned by operation of law, or otherwise to a successor-in-interest to it, or to a person or entity who acquires all or substantially all of the assets or business of either Party, whether by sale, merger or otherwise or to an affiliate that agrees to be bound by all of the terms and conditions in this Agreement, provided that FLEXTRONIC or Veraz, as the case may be, guarantees the undertakings and obligations of any such affiliate hereunder.
If FLEXTRONICS shall have, in good faith, grounds to assume that any person or entity who acquires all or substantially all of the assets or business of Veraz, may not be able to comply with all Veraz obligations in accordance with this Agreement, then FLEXTRONICS will have the right to ask for guarantees, in good faith, to secure such compliance with said obligations.
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
16.8 Confidentiality. Proprietary information disclosed by either party to the other in connection with this Agreement must be used only for the purpose of this Agreement and for no other purpose, and shall not be utilized by the recipient party in competition with the other party and shall be protected by the recipient party from divulgement to others with the degree of care given to its own proprietary information that is intended to be protected from disclosure. The obligations in this Section 16.8 shall continue for both parties for a period of five (5) years after the termination of this Agreement or any renewal thereof. In this Agreement “Proprietary Information” shall mean all non-public schematics, drawings, specifications and manuals, and all other technical and business and financial information provided by a party to the other party during the term of, or in connection with the negotiation, performance or enforcement of this Agreement. The parties will only disclose the terms of this Agreement as part of their ordinary business and commercial activity. For the removal of doubt and for the sake of clarification only, nothing herein shall derogate from either party’s right to disclose the terms of this Agreement as part of a due diligence or to auditors. Notwithstanding the aforesaid, the terms of this Agreement shall not be disclosed to either parties’ business partners: customers, potential customers and suppliers, or to its competitors, except with the other party’s prior written consent, which shall not be unreasonably withheld. Notwithstanding the foregoing, “Proprietary Information” shall not include any information which the receiving party can show: (i) is now or subsequently becomes legally and publicly available without breach of this Agreement by the receiving party, (ii) was rightfully in the possession of the receiving party without any obligation of confidentiality prior to receiving it from the disclosing party, (iii) was rightfully obtained by the receiving party from a source other than the disclosing party without any obligation of confidentiality, or (iv) was developed by or for the receiving party independently and without reference to such information that can be shown by documentary evidence . The receiving party agrees to take appropriate measures by instruction and written agreement prior to disclosure of Proprietary Information to its employees and contractors to prevent unauthorized use or disclosure. Proprietary Information must be returned by the receiving party upon termination or expiration of this Agreement. Proprietary Information may be disclosed to the extent necessary to comply with an order of an administrative agency or court of competent jurisdiction provided, however, that the party so required to disclose Proprietary Information shall provide prior written notice thereof to the other party in sufficient time (to the extent possible) to enable that party to seek a protective order or otherwise prevent such disclosure.
16.9 Injunctive Relief. In the event of a breach or violation of the provisions in Sections 15 and 16.8, each party hereby acknowledges and agrees that the harm suffered by the affected party would not be compensable by monetary damages alone and, accordingly, that the affected party shall, in addition to any other available legal or equitable remedies, be entitled to seek an injunction or other equitable relief against the other party in connection with any breach or violation of any such provisions.
16.10 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either delivered personally to an officer of the addressee or mailed, certified or registered mail, postage prepaid, or by facsimile transmission (with a confirming copy sent by registered mail) and shall be deemed given (i) when so delivered personally; (ii) if mailed, five (5) days after the time of mailing; (iii) if faxed, when the copy sent by the mail was deemed delivered. Notices may be sent
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
through an email, but shall be deemed given only if the recipient approves the receipt of such email by a return email.
Addresses for notices are as follows:

Veraz Networks, Ltd.	FLEXTRONICSs (Israel)
30 Hasivim Street	Ltd.
Petah Tikva 49133, Israel	FLEXTRONICS
Attention: General Manager	1st Hatahsia Street
Fax: 972-3-928-7010	Migdal-Haemek 23108
P.O. Box 867
Israel
Phone: +972.4.6448200
Fax: +972.4.6040850
Attn: [ ]
16.11 Limitation of Liability. EXCEPT WITH RESPECT TO DAMAGES ARISING FROM BREACHES, KNOWINGLY, OR RESULTING FROM GROSS NEGLIGENCE, COMMITTED BY EITHER PARTY OF CONFIDENTIALITY OBLIGATIONS, WHERE THE FOLLOWING LIMITATION OF LIABILITY SHALL BE REPLACED BY A LIMITATION OF LIABILITY IN AN AGGREGATE AMOUNT OF $ [*]. NEITHER PARTY SHALL BE LIABLE TO THE OTHER UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER THEORY FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCLUDING WITHOUT LIMITATION LOST PROFITS IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT OR ANY PURCHASE ORDER IRRESPECTIVE OF WHETHER SUCH PARTY HAD ADVANCE NOTICE OR KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, THIS SECTION SHALL NOT LIMIT EITHER PARTY’S LIABILITY FOR INJURY TO A PERSON IF IT MAY NOT BE LIMITED UNDER LAW.
16.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be an original and together which will constitute one and the same instrument.
16.13 Order of Precedence. In the event of a contradiction between any of the provisions of this Agreement and the provisions of any of the Exhibits attached hereto, the provisions of this Agreement shall prevail.
[SIGNATURE PAGE FOLLOWS]
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective duly authorized representatives as of the date first above written.

Veraz Networks, Ltd.

By:	/s/ Israel Zohar

Name:	Israel Zohar

Title:	GM Veraz Networks, Ltd.

FLEXTRONICS (Israel) Ltd.

By:	/s/ Shaibel Ravi Redria Tzahi

Name:	Shaibel Ravi Redria Tzahi

Title:	GM Flextronics (Israel) Ltd.

[Signature Page to Master Manufacturing Agreement]
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
Exhibit 1.1 — VoIP Products

I-Gate 4000
I-Gate 4000 PRO
I-Gate 4000 Edge
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
Exhibit 2 — Product Forecast Form

Item Part Number	Forecast Date	Forecast Quantity	Item Description

[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
Exhibit 3.1.2 Components Cancellation Window
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
Exhibit 3.1.4 – LLI Materials
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
Exhibit 4.1.8 – Quality and Other Requirements
[Attached]
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
Exhibit 4.1.13 Report and Metrics
The following are reports and metrics that are needed by Veraz for control and measurements purposes, these reports and metrics are intended to enable Veraz to follow up FLEXTRONICS’s compliance with its operational obligations pursuant to this Agreement.
FLEXTRONICSS will provide to Veraz the reports and the metrics, set forth below, on a monthly basis, , without derogating from, and in addition to any other obligation to provide any other report as forth in this Agreement.
1. Excess Inventory Report
2. Inventory Turnovers
3. Delivery Report.
4. Price comparison Report actual VS last quarter
5. Quality and Failure Report
6. Eco implementation Cycle time
7. Non-Cancelable / open purchase orders Report (from FLEXTRONICSS to its vendors)
8. Heshavon Report;
9. Usage Report (see section 6.7.2)

a	b	c	d	e
Usage
value
catalog number	item description	Usage	price	‘e=c*d
		Qty	$	$
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
10. Warranty coverage report (all the terms and conditions related to Warranty provided by any applicable manufacturer) (see section 8.1)
11. New Price List Report (see section 9.5.2)

a	b	c	d	e	f
New
catalog		price		Variance	var % (d-
number	item description	List	Old price list	(d-e)	e)/d
		$	$	$	%
12. Pricing Variances Per Item Report (see section 9.5.3)

a	b	c	d	e	f
current
quarter
		quantity	previous	price item	credit /
		within	quarter item	“New price	debit
catalog number	item description	stock	price	list”	f=c(d-e)
		Qty	$	$	$
13. Excess Inventory Valuation Variances Report (see section 6.8.4)

a	b	c	d	e	f	g	h	I	J	K
					current	Excess	Excess	current
		Excess	Excess		quarter	inventory	inventory	value less
		inventory	inventory	previous	item price	value	value	previous	New	Old qty
catalog	item	preceding	present	quarter	“New price	preceding	present	quarter	Qty old	new
number	description	quarter	quarter	item price	list”	quarter	quarter	value h-g	prices	prices
		Qty	Qty	$	$	$	$	$	$	$
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
14. Forecast of Excess Inventory Report — at the end of the quarter

a	b	c	d	e	f	g	h
OLAV to
excess
			Excess	estimated	inventory
			inventory at	usage	(open PO’s	Estimation
		current	Flex premises	according to	in non	of quarter
		quarter item	end of	MPS run	cancellation	end
catalog	item	price “New	previous	during the	period	excess	Estimation of quarter end
number	description	price list”	quarter	quarter	window)	inventory	excess inventory value
		$	Qty	Qty	Qty	=d-e+f	=c*(d-e+f )
15. Forecast of Total Inventory Report — at the end of quarter

a	b	c	d	e	f	g
OLAV to
					excess	OLAV to excess
		current	Excess		inventory (open	inventory ( open
		quarter item	inventory at Flex		PO’s in non	PO’s in
catalog		price “New	premises end of		cancellation	cancellation period
number	item description	price list”	previous quarter	FLEX inventory	period window)	window)
		$	$	$	$	$
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
Exhibit 4.2 — Vendor sources
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
Exhibit 5.4 — Loaned Items

PC	PROJECT	DATE	SN
MD6420A+MDO 2XRACKS	func 4000	10/4/2005	N/A
75/50 adapter	func 4001	10/4/2005	308564
md-6420	func pro	10/4/2005	2691
md-6420	func pro	10/4/2005	2696
BACK TO BACK		10/4/2005
cable 120 ohm	ftj	10/4/2005
cable 75 ohm	ftj	10/4/2005
cable 75 to 120 ohm	ftj	10/4/2005
cable pc to vxi	ftj	10/4/2005
clo box	ftj	10/4/2005
clock cable *2	ftj	10/4/2005
dvm cable	ftj	10/4/2005
ECI SIMULATOR
fall+cable	ftj	10/4/2005
FULL PC	FTJ	10/4/2005	210534
FULL PC	sys-4000	10/4/2005	225482
FULL PC	sys-pro	10/4/2005	210682
FULL PC	data-progr	10/4/2005	233635
FULL PC	data-progr	1/25/2006	225219
FULL PC	func-4000	10/4/2005	401414
FULL PC	burn in	10/4/2005	303792
FULL PC	pro	10/5/2005	300020
FULL PC	pro	10/6/2005	401422
FULL PC	pro	10/7/2005	264622
FULL PC	4000	10/8/2005	320184
FULL PC	FTJ	10/4/2005	210302
gx1405b	func 4000	10/4/2005	8628
gx1405b(slot 3,4)			8,175
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED

PC	PROJECT	DATE	SN
HP
HP3722A	PRO	11/27/2005	5819
hp-3722a	sys-4000	10/4/2005	5818
hp-3722a	sys-4000	10/4/2005	3211
hp-3722a	sys-pro	1/19/2006	8196
igate 4000 sub rack	pro	10/4/2005
jmatrix	func 4000	10/4/2005	N/A
Laptop
Laptop	PRO-Hdge		324244
Laptop	4000		325688
MATRIX CARD	func 4000	10/4/2005
md-6420	func-pro	10/4/2005	1673
md-6420	func-pro	10/4/2005	2428
md-6420	FTJ	10/4/2005	2424
ml7710	func 4000	10/4/2005	N/A
MONITOR	data-progr	10/4/2005	878
MONITOR	func-pro	10/4/2005	103098
MONITOR	func 4000	10/4/2005	1008
mp-1570+moduls	func-pro	1/19/2006	SN-7900
MP0111 - Optical	func-pro	10/4/2005
MP0121A - 156M Module	func-pro	10/4/2005
MP0122A - 45M Module	func-pro	10/4/2005
MU150007A – Jitter	func-pro	10/4/2005
mp-1570+moduls	func-pro	1/19/2006	SN - 9003
MP0111 - Optical	func-pro
MP0121A - 156M Module	func-pro
MP0122A - 45M Module	func-pro
power supply 220/48v	sys-4000	10/4/2005
power supply 220/48v	fun-pro	10/4/2005
power supply 220/48v	ftj	10/4/2005
power supply 220/48v	ftj	10/4/2005
power supply 220/48v		10/4/2005
power supply small w	fun-4000	10/4/2005
power supply small bl	floting	10/4/2005
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED

PC	PROJECT	DATE	SN
pro PSU 18016-2080	func 4000	10/4/2005
scope TDS 510a	func 4000	26.12.2005	4029
scope TDS524a	func-pro	26.12.2005	4274
Shelf	sync	10/4/2005	N/A
Shelf	func	10/4/2005
Shelf	data-progr	10/4/2005
Shelf	master	10/4/2005
Shelf	floting	10/4/2005
Shelf	master	10/4/2005
Shelf +door	floting	10/4/2005
Shelf +door	sync	10/4/2005
Shelf +door	data-progr	10/4/2005
Shelf +door	func	10/4/2005
Shelf Pro
Shelf 4000
SISTEM JIG CABLE
SmartBits 200 should	func 4000	10/4/2005
Sonnet option, SDH	func-pro	10/4/2005
Switch	4000	11/16/2005	B21K645006517
sx7410b	func 4000	10/4/2005	101390
sx-7410b(slot 2)			5785
VXI GPIB CARD	func 4000	10/4/2005
VXI MATRIX
VXI MATRIX CARD	func 4000	10/4/2005
VXI Rack (BUS)	func 4000	10/4/2005	302636
VXI SWITCH CARD	func 4000	10/4/2005
VXI+cable jpib	ftj	10/4/2005
Mouse	func 4000 DL8B	1/11/2006	usb
Keyboards	func 4000 DL8B	1/12/2006
Monitor 17” MAG	func 4000 DL8B	1/13/2006	100699
Anritsu MD6420A	func 4000 DL8B	1/14/2006	2109
Anritsu MD1570A a	func 4000 DL8B	1/15/2006	7283
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED

PC	PROJECT	DATE	SN
DL8B
AQ 3150	func 4000 DL8B	1/16/2006	6781
JMATRIX	func 4000 DL8B	1/17/2006
PSU 18016-2080	func 4000 DL8B	1/18/2006
2 X Racks	func 4000 DL8B	1/19/2006

Name	Model+manuf.	S.N.	Qty
Power Supply-Variable	Enrtec Psu-4091		1
Power Supply-Variable
Power Supply-Blue	ECI		1
Scop
Interface Jig u.u.l			5
Plag Jtag prog-10		241499911	1
Plag vip		241499714	1
Plag flash prog.		24149915	1
Plag bsd		241499817	1
Pc+jtag board			1
Rs-232 8port conn.box			1
Industrail pod + cable		305500	1
Scan I/O-280	Corelis

		401471
Pc+jtag board	Petium IV 3G	407551	2
USB controller -		103688	1
USB controller -		103689	1
			2693 - no jitter unit
Anritsu MD6420	func pro	3/12/2006
Scope TDS 500 or other	func pro	3/12/2006	2862
			unit received from
120 / 50 Ohm Adapter -	func pro	3/12/2006	nir
IEEE - 488 GPIB CABLE	func pro	3/12/2006
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED

PC	PROJECT	DATE	SN
AT-GPIB/TNT (PNP	func pro	3/12/2006
Anritsu MP1570 with	func pro	3/12/2006	6782
MP0122A - 45M Module	func pro	3/12/2006
MP0126A - Jitter Module	func pro	3/12/2006
MP1570-02 GPIB Option	func pro	3/12/2006
MP1570-07 MUX -	func pro	3/12/2006
MP0111- Optical	func pro	3/12/2006
MP0121A - 156M Module	func pro	3/12/2006
MP1570-06 MUX -	func pro	3/12/2006
Sonnet option, SDH	func pro	3/12/2006
SmartBits 200 should	func pro	3/12/2006	No: 6597
SX-7410B (slot 2)	func pro	3/12/2006	6599+7291

HASS/HALT

JIG FOR

PC FOR EDGE	EDS SN	DATE	VERAZ SN
FULL PC SYNC	401570	3/16/2006	1521
FULL PC STAB	401588	3/16/2006	1520
PC FOR EDGE
HP		3/16/2006	4612
HP		3/16/2006	5840
power supply 8X48	5 UNITS
SWITCHS 2950	3 UNITS
EDGE Station #1			with 2 Ian
PC	EDGE	5/25/2006	cards225797
Keyboard	EDGE	5/25/2006
Optic Mouse	EDGE	5/25/2006
Monitor 17”	EDGE	5/25/2006
with jitter and
Anritsu md6420A	EDGE	5/25/2006	t12260
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED

PC	PROJECT	DATE	SN
Mini VXI	EDGE	5/25/2006	301437/305836
VXI Rack	EDGE	5/25/2006	308551
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
Exhibit 6.1 — Purchase Order Form

VERAZ NETWORKS LTD.		PAGE 1 OF 1
43 HASIVIM ST.		ORDER	DATE

PETAH TIKVA,
ISRAEL 49130	P.O.
NO.

FLEXTRONICSs (Israel) Ltd.
1st Hatahsia Street
Migdal-Haemek 23108
P.O. Box 867
Israel
Phone: +972.4.6448200
Fax: +972.4.6040850 FLEXTRONICS
ATTN:
PAYMENT TERMS: 60 DAYS                                           SHIPPING TERMS: EX-FACTORY

FLEXTRONICS	MFG	DESCRIPTION	QUANTITY	UNIT	TOTAL	DELIVERY DATE
CAT #	CATALOG			PRICE	PRICE
	NUMBER			USD

TOTAL P.O USD
TERMS:
TERMS & CONDITIONS ACCORDING TO VERAZ-FLEXTRONICS MASTER MANUFACTURING AGREEMENT
SIGNATURE:
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
Exhibit 6.8.1 — Existing Ordered Materials
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
Exhibit 6.8.3 — Insurance
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
Exhibit 8.5 — Additional Services
     - Veraz may ask FLEXTRONICS to purchase on Veraz’s behalf, additional materials, not for the purpose of the production of the Products.
     - Veraz may ask FLEXTRONICS to store at its premises, material of Veraz, not required for the purpose of the production of the Products.
     - Veraz may ask FLEXTRONICS to perform testing and integration services to any Product after its delivery to Veraz, whether the Products are subject to warranty per section 8 of the Agreement or not. For the removal of doubt, if the Products are found not to be working properly and the Products are still under warranty per section 8, then FLEXTRONICS shall perform its warranty obligations free of charge, as set forth in section 8 of the Agreement. If the Products are found not to be working properly and the Products are not under warranty, then FLEXTRONICS shall provide these services as additional services per this Exhibit.
     - Veraz may also ask FLEXTRONICS to provide incoming inspection, warehousing and packaging services.
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
Exhibit 8.7 — RMA Process
RMA process – Translation from Hebrew
Veraz Networks Israel – Operations and engineering division
April 27, 2006
Our ref: 194
Version: B
Prepared by: Moni Nahum
Subject: Definition of the reverse logistics processes of Veraz at Flex
1.	Purpose of the document
a)	To define the reverse logistics processes to be carried out at Flex for Veraz equipment that is returned for the following reasons:
1)	Faulty cards for repair (RMA)

2)	Cards for upgrading (RMA)

3)	Cards returned from field trials (FT)

4)	Cards returned from loan to Development/ Engineering
b)	The above inventory shall be managed in Veraz ERP system by Flex people, in accordance with directions prepared by MALAM in coordination with Yifat Cornblit and David Avraham in Veraz.
2.	Processes of treatment of RMA cards
a)	During the RMA processes three categories are distinguished:
1)	Repair and return

2)	Upgrade

3)	Repair
Cards in categories 1 and 2 must be returned to the customer. Cards in category 3 that were returned because of advance replacement undergo repair and are sent to the FT inventory.

b)	The cards undergo the following processes during integration:
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
1)	Upgrade

2)	Test at the card level

3)	Repair (if necessary)

4)	Test at the card level

5)	Test at the system level
c)	The cards undergo the following logistics processes:
1)	Entry into the inventory to the RMA RECEIPT location.

2)	After repair and test they are moved to the RMA ON HAND location except for cards in the repair category that will be moved to the FT ON HAND location.

3)	If the card cannot be repaired it will be moved to the RMA/FT —SCRAP location.

4)	If Engineering decides to investigate the cards that have been returned, they shall be moved to the RMA/FT Engineering Investigation location. When the card is transferred to Engineering in PT it will be moved to the RMA/FT Engineering Investigation PT location.
3.	Treatment process for cards that have been returned from field trials (FT)
a)	The cards undergo the following processes during integration:
1)	Upgrade

2)	Test at the card level

3)	Repair (if necessary)

4)	Test at the card level
b)	The cards undergo the following logistics processes:
1)	Entry into the inventory to the FT RECEIPT location.

2)	After testing/ repair they are moved to the FT ON HAND location.

3)	If the card cannot be repaired it is moved to the RMA/FT-SCRAP location.
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
4)	If Engineering decides to investigate the cards that have been returned, they shall be moved to the RMA/FT Engineering Investigation location. When the card is sent to Engineering in PT it will be transferred to the RMA/FT Engineering investigation PT location.
4.	Process of treatment of cards returned from loan to Development/ Engineering
a)	Before being returned to the inventory, visual quality inspection is performed on the cards, at the responsibility of Veraz. If they are rejected for sale to the customer they are treated as cards that have returned from field trials (FT) (see section 3). If they are approved for sale they will undergo the following stages:

b)	The cards undergo the following processes during integration:
1)	Upgrade

2)	Test at the card level

3)	Repair (if necessary)

4)	Test at the card level
c)	The cards undergo the following logistics processes:
1)	Entry into the inventory for the LOAN CARDS RECEIPT location.

2)	After testing/ repair they are moved to the LOAN CARDS ON HAND location.
d)	On completion of the above process the cards will be sold to Flex. This process shall be agreed upon separately with Flex.
5.	Lead time of processes

For all the processes a lead time of 10 working days is required in order to move the cards from RECEIPT to ON HAND, after they undergo all the test processes.

6.	Model for covering the above expenses of Flex for activities:

A fixed monthly payment that will be evaluated once every 6 months, in accordance with the Flextronics proposal dated 21.2.06. (This document is attached at the end.)

7.	Beginning of activities: 1.5.06
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
VERAZ Project
February 21, 2006
Prepared by Danny Londoner
Subject: Price quotation for RMA treatment for REVERSE LOGISTICS
The following is our proposal for REVERSE LOGISTICS treatment as defined in the document of Moni dated 2.2.06 (Ref: 194, Version A).
The proposal for all the monthly activities is $[*], based on the following estimate:
Cost of work: $[*] working hour
Work time: [*] working hours
Fixed costs:      $[*] (for logistic services, engineering services, upgrade services, and raw materials.)
Total per unit: $[*]
The scope of the work is estimated at about [*] cards per month ([*] x [*] = [*]).
The scope of the work will be re-examined in another [*] months.
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
Exhibit 9.2 — Packing
1.	During Q1 and Q2-2006 Veraz will cover Flextronics reasonable packing expenses based on current packing practices existing between the parties and on reports presented by Flextronics and approved by Veraz at the end of each quarter.

2.	The packing price list per delivered item that will prevail from Q3-2006 onwards, will be mutually determined and agreed to in writing between Veraz and Flextronics based on the packing data collected during Q1 and Q2, 2006 as per section 1 above.
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL
CERTAIN INFORMATION HAS BEEN REDACTED
CONFIDENTIAL TREATMENT REQUESTED
Exhibit 9.6.1 — Prices
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
[*] Confidential information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.